UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2006

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2006, Merix Corporation (the “Company”) announced the completion of its sale of an additional $10,000,000 aggregate principal amount of 4% Convertible Senior Subordinated Notes due 2013 (the “Notes”) pursuant to the exercise by the initial purchaser of the option granted to it in connection with the initial offering, which closed on May 16, 2006. The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Thomas Weisel Partners LLC was the initial purchaser of the Notes.

The Notes are governed by the Indenture dated as of May 16, 2006, between the Company and U.S. Bank National Association, as Trustee, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 hereof.

Item 8.01.	Other Events.

The press release of the Company dated May 24, 2006, announcing the completion of the sale of the Notes is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Indenture dated May 16, 2006, between Merix Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on May 16, 2006).

99.1	Press release dated May 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2006	/s/ Stephen M. Going
Stephen M. Going
Vice President, General Counsel and Secretary

MERIX CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Indenture dated May 16, 2006, between Merix Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on May 16, 2006).

99.1	Press release dated May 24, 2006.